SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 24, 2018, Eli Lilly and Company (the “Company”) transferred substantially all its animal health businesses to its subsidiary, Elanco Animal Health Incorporated (“Elanco”), through a series of equity and other transactions (the “Separation”). In connection with the Separation, (i) the Company and Elanco entered into certain agreements, including a master separation agreement, and (ii) Elanco completed its previously announced initial public offering (the “IPO”), pursuant to which it sold 72,335,000 shares of its common stock at an initial public offering price of $24.00 per share.  Following the IPO the Company retained an 80.2% ownership interest in Elanco.

Pursuant to the master separation agreement, all of the net proceeds Elanco received in connection with the IPO and its offering of senior notes in a private placement in August 2018, net of certain amounts retained by Elanco, were paid to the Company as consideration for the animal health businesses transferred to Elanco.

For the Company’s financial reporting, it will continue to consolidate Elanco in its financial results. The Company plans to divest its remaining ownership through a tax-efficient transaction.

Attached as Exhibit 99.1 and incorporated by reference into this Item 8.01 is a copy of the master separation agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1

Master Separation Agreement, dated September 24, 2018, between Eli Lilly and Company and Elanco Animal Health Incorporated, is incorporated by reference to Exhibit 10.1 to Elanco Animal Health Incorporated’s Report on Form 8-K filed September 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

	By:	/s/ Bronwen L. Mantlo
Name: Bronwen L. Mantlo
Title: Corporate Secretary

Dated: September 26, 2018